Exhibit 99.1

Beeline’s Lending Entity Achieves Cash Flow Positive Month in October

Prices $7.4 Million Common Stock Offering to Accelerate Growth

Debt Free Company Strengthens Balance Sheet Ahead of Expected Cash Flow Positive Q1 2026

Providence, Rhode Island – November 11, 2025 – Beeline Holdings, Inc. (Nasdaq: BLNE), the emerging digital mortgage lender and SaaS platform, today announced that its lending entity achieved cash flow positivity in October, marking a key operational milestone that positions the Company to achieve company-wide cash flow positivity by Q1 2026.

In addition, Beeline announced the pricing of its $7.4 million Registered Direct Offering of 4,620,000 shares of common stock. The closing of the offering is expected to occur on or about November 12, 2025, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc. acted as sole placement agent for the transaction.

With a debt-free balance sheet since early September, Beeline does not anticipate any additional capital raises to support operations. The Company’s path to sustained profitability is underpinned by a scalable lending model, cost discipline, and continued adoption of its AI-driven SaaS mortgage origination platform which has generated revenue growth of approximately 30% per quarter in 2025 and a 91% increase in units from January 2025 with net $0 costs to production payroll.

“For Beeline and for me personally, we are entering into a super exciting time,” said Nick Liuzza Co-Founder and CEO of Beeline, “Our diversified platform is attracting a lot of attention from borrowers and potential partners and with our recent financial developments, I can now focus most of my attention almost exclusively to my biggest strength which is generating revenue.”

Beeline is well positioned especially with market conditions normalzing.

The gross proceeds of approximately $7.4 million, before deducting placement agent commissions and offering expenses, will be used for general corporate and working capital purposes, as well as to redeem the Company’s Series E Preferred Stock and support warehouse bank requirement. By redeeming the Series E Preferred in cash, Beeline will avoid issuing the holders approximately 800,000 shares of common stock, further enhancing shareholder value through non-dilutive execution.

About Beeline

Beeline is a next-generation mortgage and home-equity company simplifying the path to homeownership and liquidity. By combining blockchain technology, automation, and a customer-first digital experience, Beeline makes financing a home — or unlocking its value — faster, fairer, and more transparent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements becoming cash flow positive, becoming profitable and not raising additional capital. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, future interest rate changes, the risks arising from the impact of inflation, tariffs, a deteriorating labor market and a recession which may result on Beeline’s business, prospective customers, and on the national and global economy, our ability to attract homeowners to our products and services, the risk that software and technology infrastructure on which we depend fail to perform as designed or intended, and the Risk Factors contained in our Prospectus Supplement dated September 26, 2025 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investor Relations

ir@makeabeeline.com

Media Inquiries

press@makeabeeline.com